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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Elite Information Group, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                       ELITE TO ADJOURN VOTING PORTION OF
                       ANNUAL MEETING UNTIL JUNE 30, 2000

LOS ANGELES--(BUSINESS WIRE)--June 15, 2000--Elite Information Group (NASDAQ:
ELTE--news) announced today that it intends to adjourn its upcoming June 22, 2000 annual meeting following the Chairman's remarks and update regarding Elite's operations and defer the conduct of stockholder voting until 10:00 a.m. PDT on Friday, June 30, 2000, when the meeting will reconvene. The adjournment is designed to provide additional time to allow certain beneficial owners of Elite common stock to receive proxy materials. Some beneficial owners whose shares were tendered into the recently terminated tender offer by Solution 6 Holdings Limited for Elite's common stock are experiencing delays in receiving proxy materials. The record date for the annual meeting remains May 5, 2000. Chris Poole, Chairman of Elite, commented, "We are pleased with the response that we have received to date, and anticipate that we will have a quorum for the June 22 meeting; however, we wanted to allow additional time for stockholders to receive the proxy materials before conducting our stockholder voting."

Elite will convene the annual meeting at the regularly scheduled time and place, on Thursday, June 22, 2000 at 2:00 p.m. PDT at the Marriott Marina Beach, 4100 Admiralty Way, Marina del Rey, California 90292. This portion of the meeting will include only the Chairman's remarks to stockholders. Elite then intends to adjourn the meeting and defer voting on stockholder business matters until 10:00 a.m. PDT on Friday, June 30, 2000, when the meeting will be reconvened at Elite's corporate offices at 5100 West Goldleaf Circle, Suite 100, Los Angeles, California 90056. The items of business to be considered at the reconvened annual meeting are described in Elite's proxy statement to stockholders dated May 19, 2000.

Contact:

Elite Information Group, Inc.
Barry Emerson, 323/642-5200
Email - bemerson@elite.com